UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

Kura Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37620	61-1547851
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3033 Science Park Road, Suite 220 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 500-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On June 27, 2018, we entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in a public offering of 4,000,000 shares of our common stock, par value $0.0001 per share. The price to the public in the offering is $16.75 per share and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $16.2475 per share. The net proceeds to us from the offering are expected to be approximately $64.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The closing of the offering is expected to occur on July 2, 2018, subject to customary closing conditions. In addition, we granted the Underwriters a 30-day option to purchase up to 600,000 additional shares of our common stock at the public offering price, less the underwriting discounts and commissions.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to our effective registration statements on Form S-3 and accompanying prospectus (Registration Statement Nos. 333-221479 and 333-225939), previously filed with the Securities and Exchange Commission (“SEC”), and a prospectus supplement thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On June 27, 2018, we issued a press release announcing the commencement of the offering and on June 28, 2018 we issued a press release announcing that we had priced the offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements about our expectations with respect to the completion, timing and size of the public offering and the expected net proceeds from the offering. Words such as “will”, “expect”, “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the SEC, including in the section captioned “Risk Factors” in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2018. These forward-looking statements represent our judgment as of the time of this report. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 27, 2018, by and between Kura Oncology, Inc. and Leerink Partners LLC, as representative of the several underwriters named therein.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated June 27, 2018, titled “Kura Oncology Announces Commencement of Public Offering of Common Stock”.

99.2	Press Release, dated June 28, 2018, titled “Kura Oncology Announces Pricing of $67 Million Public Offering of Common Stock”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2018	Kura Oncology, Inc.

	By:	/s/ Annette North
Annette North
Senior Vice President and General Counsel